UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 30, 2016

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The final voting results on each of the matters submitted to a vote of shareholders during the General Meeting held on June 30, 2016 (the “Meeting”) are shown below. As of the record date, May 2, 2016, there were 125,466,504 Class A Ordinary Shares (“Shares”) outstanding and entitled to vote at the Meeting. The holders of a total of 109,037,844 Shares (86.90%) were present in person or by proxy at the Meeting, thereby reaching quorum. All of the proposals were approved with the requisite vote.

Proposal No. 1 – To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies act (to hold office until the conclusion of the next meeting at which accounts are laid before the Company):

Votes For	Votes Against	Votes Abstaining

106,899,626	2,038,452	99,766

Proposal No. 2 – To authorize the Audit Committee to determine the U.K. statutory auditors’ remuneration:

Votes For	Votes Against	Votes Abstaining

107,625,491	1,337,716	74,637

Proposal No. 3 – To approve, as a non-binding advisory vote, the Company’s U.K. statutory Implementation Report for the year ended December 31, 2015 (in accordance with the requirements applicable to U.K. companies):

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

96,954,139	4,557,850	64,782	7,461,073

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2016	Rowan Companies plc

	By:	/s/ Melanie M. Trent
Melanie M. Trent Executive Vice President, General Counsel, and Chief Administrative Officer

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